UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 1, 2026

NOCERA, INC.

(Exact name of registrant as specified in charter)

Nevada	001-41434	16-1626611
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3F (Building B), No. 185, Sec. 1, Datong Rd., Xizhi Dist., New Taipei City Taiwan 221, ROC

(Address of principal executive offices and zip code)

(886) 910-163-358

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NCRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 2.01. Completion of Acquisition or Disposition of Assets.

Closing of Meixin Transaction

On December 1, 2025, Nocera, Inc. (the “Company”) entered into an Equity Transfer Agreement (the “Equity Transfer Agreement”) with Yinuo Investment Consulting Co., Limited (the “Buyer”), pursuant to which the Company agreed to sell eighty percent (80%) of its variable interest entity equity interests in Meixin Institutional Food Development Co., Ltd., a Taiwan corporation engaged in the food processing and catering business (“Meixin”), as previously disclosed in the Company’s Current Report on Form 8-K filed on December 2, 2025.

On January 1, 2026, the Company completed the closing of the transaction contemplated by the Equity Transfer Agreement. Upon closing, the Company received the full purchase price of $420,000 and transferred 80% of its variable interest entity equity interests in Meixin to the Buyer.

Closing of Longwool Transaction

On December 1, 2025, the Company entered into a Stock Purchase Agreement with LONGWOOL, a French corporation (société par actions simplifiée, or SAS), pursuant to which the Company agreed to acquire equity securities representing thirty-five percent (35%) of LONGWOOL’s outstanding equity, as previously disclosed in the Company’s Current Report on Form 8-K filed on December 5, 2025.

On January 1, 2026, the Company completed the closing of the transaction contemplated by the Stock Purchase Agreement. Upon closing, the Company paid the purchase price of $400,000 and acquired 35% of the outstanding equity of LONGWOOL.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOCERA, INC.

Date: January 5, 2026	By: /s/ Andy Ching-An Jin
Name: Andy Ching-An Jin Title: Chief Executive Officer

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